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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         NEURAL APPLICATIONS CORPORATION



     The undersigned hereby certifies that Neural Applications Corporation was incorporated in the State of Delaware on February 1, 1993 and that the following amendment to its Amended and Restated Articles of Incorporation was duly adopted by a majority of the stockholders by written consent effective July 22, 1999, and written notice has been given to those stockholders who have not consented in writing, in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or resecinded:


          RESOLVED, that Article I of the Amended and Restated Certificate of Incorporation be stricken and in lieu thereof inserted the following:

                "The name of the corporation is Stockpoint, Inc."


     IN WITNESS WHEREOF, I have executed this certificate the ____th day of July 1999.



                                      -----------------------------------------
                                      William E. Staib, Chief Executive Officer